UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 15, 2006

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

(408) 626-9800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets.

As previously reported in a Current Report on Form 8-K filed on September 6, 2006, Rainmaker Systems, Inc., a Delaware corporation (“Rainmaker”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) dated as of September 1, 2006, with ViewCentral, Inc., a California corporation (“ViewCentral”), certain shareholders of ViewCentral and Dan Tompkins, as representative of such shareholders. The Purchase Agreement closed on September 15, 2006. There are no material relationships between Rainmaker or any of its affiliates and any of the parties to the Purchase Agreement, other than in respect of such agreement itself.

Under the terms of the Purchase Agreement, Rainmaker issued 754,968 shares of common stock representing approximately 5.5% of Rainmaker’s 13,845,000 common shares outstanding as of August 31, 2006, and assumed certain liabilities of ViewCentral under its customer contracts, purchase orders and office lease in exchange for substantially all of ViewCentral’s assets. In connection with the acquisition, ViewCentral’s employees have now become employees of Rainmaker.

Rainmaker has agreed to file a registration statement with the Securities and Exchange Commission by November 14, 2006 for the shares issued in conjunction with the purchase. The issued shares are initially subject to a contractual prohibition of sale that will be removed as follows: 304,738 shares will be available for public sale commencing 181 days after the closing and 304,737 shares will be available for public sale commencing 366 days from the closing. In addition, 145,493 shares of the common stock consideration will be placed in escrow to secure certain indemnity obligations under the Purchase Agreement and will not be released until twelve months after the closing, subject to adjustment.

On September 19, 2006, Rainmaker issued a press release reporting the closing of the aforementioned Purchase Agreement. A copy of Rainmaker’s press release is attached hereto as Exhibit 99.1.

Item 3.02 – Unregistered Sales of Equity Securities.

In connection with the acquisition transaction described in Item 2.01 of this Form 8-K, the shares of Rainmaker common stock issued to ViewCentral were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Rainmaker has not included any consolidated financial statements of ViewCentral as an attachment to this Form 8-K. Rainmaker will file the required financial statements of ViewCentral, by amendment, not later than 75 calendar days after September 15, 2006.

(b)	Pro Forma Information

Rainmaker has not included any pro forma financial information relating to the asset acquisition as an attachment to this Form 8-K. Rainmaker will file the required pro forma financial information, by amendment, not later than 75 calendar days after September 15, 2006.

(d)	Exhibits

10.1	Asset Purchase Agreement by and among Rainmaker Systems, Inc., ViewCentral, Inc., certain shareholders of ViewCentral and Dan Tompkins, as representative.

99.1	Press release issued September 19, 2006 announcing the closing of the Asset Purchase Agreement by and among Rainmaker Systems, Inc., ViewCentral, Inc., certain shareholders of ViewCentral and Dan Tompkins, as representative.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

September 19, 2006	/s/ Steve Valenzuela
Date	(Signature)
By: Steve Valenzuela Title: Chief Financial Officer